UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55451	46-4446281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

PO Box 861, Sugar Land, Texas 77487-0861
(Address of principal executive offices)

800-314-8912

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, l4a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240, 14d-2(b)

        Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (I 7 CFR 240, 13e-4(c)

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” “MEG” or the “Registrant” refer to Momentous Entertainment Group, Inc.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2017, Momentous Entertainment Group, Inc. (the “Company”) accepted the resignation of John Pepe, Jr. from the Board of Directors, Chief Operating Officer and Corporate Secretary of the Company.  Mr. Pepe’s resignation did not result from any disagreements with the Company or its directors.

Effective April 15, 2017, the Board of Directors appointed David Micek as Chief Operations Officer. Mr. Micek has served as Senior Vice President of Business Development of the Company since December 2016. David Micek 63, a marketing and product management executive brings more than 35 years of senior-level product development, sales, marketing, operations and general management experience to Momentous Entertainment Group. Mr. Micek has a strong track record of product marketing. Mr. Micek’s past accomplishments include serving as president at Kecim Enterprises LLC from 2009 to 2016, president at Eagle Broadband from 2005 to 2009, president of Internet search company AltaVista from 2002 through 2004 where he led a restructuring and sale of the company’s enterprise software business. Before AltaVista, he was president and CEO of wireless networking company Zeus Wireless from 2000 to 2002. Mr. Micek was also president and CEO of broadband video applications company iKnowledge from 1998 to 2000. Prior to iKnowledge, he was vice president and general manager at Texas Instruments from 1995 to 1997. Micek holds an MBA from the University of Southern California.

On April 15, 2017, Momentous Entertainment Group, Inc. (the “Company”) appointed Tim Williams as the Corporate Secretary of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibits

99.1	Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017

Momentous Entertainment Group, Inc.

        (Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer

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